EXHIBIT 10.2
                    CENTURY TELEPHONE ENTERPRISES, INC.
                   SUPPLEMENTAL DEFINED CONTRIBUTION PLAN


     I.   Purpose of the Plan

          This Supplemental Defined Contribution Plan (the "Plan") is intended to provide Century Telephone Enterprises, Inc. (the "Company") and its subsidiaries a method for attracting and retaining key employees; to provide a method for recognizing the contributions of such personnel; and to promote executive and managerial flexibility, thereby advancing the interests of the Company and its stockholders. In addition, the Plan is intended to provide a more adequate level of retirement benefits in combination with the Company's general retirement program.

     II.  Definitions

          As used in this Plan, the following terms shall have the meanings indicated, unless the context otherwise specifies or requires:

          2.01 "ACCOUNT" shall mean the account established under this Plan in accordance with Section 4.01.

          2.02 "ACCOUNT BALANCE", as of a given date, shall mean the fair market value of a Participant's Account, as determined by the Committee.

          2.03 "BOARD OF DIRECTORS" shall mean not less than a quorum of the whole Board of Directors of Century Telephone Enterprises, Inc.

          2.04 "COMMITTEE" shall mean three or more members of the Board of Directors as described in Section 11.01 of the Plan, or the Board if no Committee has been appointed.

          2.05 "COMMON STOCK" shall mean the common stock, $1.00 par value per share, of the Company.

          2.06 "COMPANY" shall mean Century Telephone Enterprises, Inc., any Subsidiary thereof, and any affiliate listed on Appendix A attached hereto.

          2.07 "COMPENSATION" shall mean a sum of Participant's Salary, determined under Section 2.18 and Incentive Compensation, determined under Section 2.10, for a particular year. The determination of a Participant's Compensation for purposes of this Plan shall be made by the Committee, in its sole discretion.

          2.08 "DISABILITY" shall mean a condition which makes a Participant unable to perform each of the material duties of his regular occupation where he is likely to remain thus incapacitated continuously and permanently.

          2.09  "EFFECTIVE DATE" of this Plan shall  mean  January  1,
     1994.

          2.10"EMPLOYER"  shall  mean  Century  Telephone Enterprises,

     Inc., any Subsidiary thereof, and any affiliate listed on Appendix A attached hereto.

          2.11 "INCENTIVE COMPENSATION" shall mean the amount awarded to a Participant under the Company's Key Employee Incentive Compensation Program or other executive incentive compensation arrangement maintained by the Company, including the amount of any stock award in its cash equivalent at the time of conversion of the award from cash to stock. A Participant's Incentive Compensation shall be determined on an annual basis and shall, for purposes of this Plan, be allocated to the year or years to which the award relates, i.e., the period of time during which the award was earned.

          2.12 "LEAVE OF ABSENCE" shall mean any extraordinary absence authorized by the Employer under the Employer's standard personnel practices.

          2.13 "NORMAL RETIREMENT AGE" shall mean age sixty-five (65).

          2.14 "NORMAL RETIREMENT DATE" shall mean the first day of the month coincident with or next following a Participant's sixty-fifth (65th) birthday. Normal Retirement Age shall mean age sixty-five (65).

          2.15 "PARTICIPANT" shall mean any officer of the Employer who is granted participation in the Plan in accordance with the provisions of Article III.

          2.16 "PHANTOM STOCK UNIT" shall mean a unit, the value of which is equal to the value of a share of Common Stock, but does not represent actual shares of Common Stock.

          2.17 "PLAN" shall mean the Century Telephone Enterprises, Inc. Supplemental Defined Contribution Plan, as amended and restated herein.

          2.18 "PLAN CONTRIBUTIONS" shall mean the total dollar amount of contributions made, directly or indirectly, on behalf of a Participant under the Company's Stock Bonus Plan, PAYSOP and Trust and the Company's Employee Stock Ownership Plan and Trust.

          2.19 "PLAN CONTRIBUTION PERCENTAGE" shall mean the estimated total of the percentage of compensation of employees of the Company contributed by the Company to its Stock Bonus Plan, PAYSOP and Trust and its Employee Stock Ownership Plan and Trust, as determined by dividing Plan Contributions for a particular year by estimated compensation taken into account under such plans for the year. The Committee, in its sole discretion, shall determine the Plan Contribution Percentage for each year, and such determination shall be binding and conclusive.

          2.20 "SALARY" shall mean a Participant's annual rate of pay as of the date of determination of benefits hereunder, exclusive, however, of bonus payments, overtime payments, commissions, imputed income on life insurance, vehicle allowances, relocation expenses, severance payments, and any other extra compensation.

          2.21 "SUBSIDIARY" shall mean any corporation in which the Company owns, directly or indirectly through subsidiaries, at least fifty percent (50%) of the combined voting power of all classes of stock.

     III. Participation

          3.01 Any officer who is either one of the key employees of the Company in a position to contribute materially to the continued growth and future financial success of the Company, or one who has made a significant contribution to the Company's operations, thereby meriting special recognition, shall be eligible to participate provided the following requirements are met:

               a. The officer is employed on a full-time basis by Century Telephone Enterprises, Inc., any Subsidiary thereof or any affiliate listed on Appendix A;

               b.   The   officer   is   compensated   for   full-time
                    employment by a regular salary;

               c.   The  coverage  of the officer is duly approved  by
                    the  Board  of  Directors   of  Century  Telephone
                    Enterprises, Inc.

     It is intended that participation in this Plan shall be extended only to those officers who are members of a select group of management and highly compensated employees, as determined by the Committee.

     IV.  Accounts and Investments

          4.01 An Account shall be established on behalf of each Participant who receives an allocation of Phantom Stock Units pursuant to Article V hereof. Each Participant's Account shall be credited with such allocation, and shall be debited with any expenses properly chargeable thereto. Any cash dividends paid on the Common Stock will be deemed to be paid on the Phantom Stock Units and will be deemed to be invested in additional Phantom Stock Units.

          4.02 Each Participant shall be furnished with a statement of his Account, in such form as the Committee shall determine, within a reasonable period of time after the end of each year.

     V.   Allocations to Accounts

          5.01 For each calendar year in which this Plan is in effect, each Participant's Account shall be credited with that number of Phantom Stock Units equal in value to that number of shares of Common Stock that could be purchased with an amount determined according to the following formula:

               (a)  Compensation,
                         times
               (b)  Plan Contribution Percentage,
                         less
               (c)  Plan Contributions.

          For purposes of this Section 5.01 the Common Stock shall be valued at the closing price of the Common Stock on the New York Stock Exchange on the trading day immediately preceding the date specified in Section 5.02.

          5.02 The amount determined under Section 5.01 shall be credited to a Participant's account as of the later of the date on which the credit to the Participant's Account for the year under Section 5.01 is determined, or the date on which an amount representing such credit is contributed under the Plan, and shall be considered a part of the Participant's Account Balance as of such date.

     VI.  Vesting of Account

          6.01  A Participant's Account shall be fully vested upon:

               (a)  attainment of age 55.
               (b)  death.
               (c)  disability as defined in Section 2.07.

          6.02 If a Participant terminates service for reasons other than as listed in Section 6.01(a), (b), or (c), his Account Balance shall be vested in accordance with the following schedule:

                    Years of Service         Vested %

                       less than 5              0%
                       5 or more                100%

     VII. Years of Service

          7.01 A Participant will receive credit for a year of service for each calendar year in which he completes at least one thousand (1000) hours of service. Years of service will include all years of service prior to becoming an officer of the Company, years of service following Normal Retirement Date, and years of service with any Subsidiary or any affiliate listed on Appendix A attached hereto. In addition, periods of Leave of Absence and periods during which severance pay is provided shall be counted for determining years of service.

     VIII.Time of Payment and Beneficiaries

          8.01 Except as provided in Section 8.02, a Participant's vested Account Balance is payable upon termination of employment.

          8.02 Payment of the Account Balance of a deceased Participant shall commence within ninety (90) days of his death, and shall be made to his beneficiary designated on a form provided for such purpose by the Plan Administrator. If the Participant fails to designate a beneficiary, his Account Balance shall be payable to his surviving spouse or, if none, to his surviving child or children (or legal representative of any minor child or child who has been declared incompetent or incapable of handling his affairs) in equal shares. The Account Balance of a Participant who dies leaving no spouse or children shall be paid to his estate.

     IX.  Form of Benefit Payment

          9.01 The normal form of payment of a Participant's Account Balance is a lump sum cash payment.

          9.02 A Participant may, prior to termination of employment, elect to receive payment of his Account Balance in monthly, quarterly, or annual cash installments of approximately equal amounts, over a period not to exceed ten (10) years.

     X.   Additional Restrictions on Benefit Payments

          10.01 In no event will there be a duplication of benefits payable under the Plan because of employment by more than one participating Employer.

     XI.  Administration and Interpretation

          11.01 The Plan shall be administered by the Board of Directors through a Committee which shall consist of three or more members of the Board of Directors of the Company. No individual who is or has ever been a member of the Committee shall be eligible to be designated as a participant or receive payments under this Plan. The Committee shall have full power and authority to interpret and administer the Plan and, subject to the provisions herein set forth, to prescribe, amend and rescind rules and regulations and make all other determinations necessary or desirable for the administration of the Plan. The Board may from time to time appoint additional members of the Committee or remove members and appoint new members in substitution for those previously appointed and to fill vacancies however caused.

          11.02 The decision of the Committee relating to any question concerning or involving the interpretation or administration of the Plan shall be final and conclusive, and nothing in the Plan shall be deemed to give any employee any right to participate in the Plan, except to such extent, if any, as the Committee may have determined or approved pursuant to the provisions of the Plan.

     XII. Nature of the Plan

          12.01 Benefits under the Plan shall generally be payable by the Company from its own funds, and such benefits shall not (i) impose any obligation upon the trust(s) of the other employee benefit programs of the Company; (ii) be paid from such trust(s); nor (iii) have any effect whatsoever upon the amount or payment of benefits under the other employee benefit programs of the Company. Participants have only an unsecured right to receive benefits under the Plan from the Company as general creditors of the Company. The Company may deposit amounts in a trust established  by the  Company  for  the  purpose  of  funding  the
     Company's obligations under the Plan. Participants and their beneficiaries, however, have no secured interest or special claim to the assets of such trust, and the assets of the trust shall be subject to the payment of claims of general creditors of the Company upon the insolvency or bankruptcy of the Company, as provided in the trust.

     XIII.Employment Relationship

          13.01 An employee shall be considered to be in the employment of the Company and its subsidiaries as long as he remains an employee of either the Company, any Subsidiary of the Company, or any corporation to which substantially all of the assets and business of the Company are transferred. Nothing in the adoption of this Plan nor the designation of any Participant shall confer on any employee the right to continued employment by the Company or a Subsidiary of the Company, or affect in any way the right of the Company or such Subsidiary to terminate his employment at any time. Any question as to whether and when there has been a termination of an employee's employment, and the cause, notice or other circumstances of such termination, shall be determined by the Board, and its determination shall be final.

     XIV. Amendment and Termination of Plan

          14.01 The Board of Directors of the Company in its sole discretion may terminate the Plan at any time and shall have the right to alter or amend the Plan or any part thereof from time to time, except that the Board of Directors shall not terminate the Plan or make any alteration or amendment thereto which would impair any rights or benefits of a Participant previously accrued.

     XV.  Binding Effect

          15.01 This Plan shall be binding on the Company, each Subsidiary and any affiliate listed on Exhibit A, the successors and assigns thereof, and any entity to which substantially all of the assets or business of the Company, a Subsidiary, or a participating affiliate are transferred.
     XVI. Reimbursement of Participants

          16.01 The Company shall reimburse any Participant, or beneficiary thereof, for all expenses, including attorney's fees, actually and reasonably incurred by the Participant or beneficiary in any proceeding to enforce any of their rights under this Plan.

     XVII.Construction

          17.01 The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular may indicate the plural, unless the context clearly indicates the contrary. The words "hereof", "herein", "hereunder" and other similar compounds of the word "here" shall, unless otherwise specifically stated, mean and refer to the entire Plan, not to any particular provision or Section. Article and Section headings are included for convenience of reference and are not intended to add to, or subtract from, the terms of the Plan.

          IN WITNESS WHEREOF, Century Telephone Enterprises, Inc. has executed this Plan in its corporate name and its corporate seal to be hereunto affixed this 11th day of November, 1994.

     ATTEST:                       CENTURY TELEPHONE ENTERPRISES, INC.
     /s/ Sandra Post
     -----------------------

                               By: /s/ R. Stewart Ewing, Jr.
                                   ------------------------------
                                       R. Stewart Ewing, Jr.

                                        Senior Vice President and
                                        Chief Financial Officer